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                                                       Registration Nos. 2-83538
                                                                        811-3728


                                 EXHIBIT 2(A)

                                    BYLAWS
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                                     By-Laws
                                       Of
                            New England Zenith Fund

                                   ARTICLE 1

                           Agreement and Declaration
                         of Trust and Principal Office

1.1  Agreement and Declaration of Trust.  These By-Laws shall be subject to the
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Agreement and Declaration of Trust, as from time to time in effect (the
"Declaration of Trust"), of New England Zenith Fund (the "Trust"), the Massachusetts business trust established by the Declaration of Trust.

1.2  Principal Office of the Trust.    The principal office of the Trust shall
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be located in Boston, Massachusetts.

                                   ARTICLE 2

2.1  Regular Meetings.    Regular meetings of the Trustees may be held without
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call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

2.2  Special Meetings.    Special meetings of the Trustees may be held, at any
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time and at any place designated in the call of the meeting, when called by the
Chairman of the Board, if any, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Clerk or an Assistant Clerk or by the officer or the Trustees calling the meeting.

2.3  Notice.  It shall be sufficient notice to a Trustee of a special meeting to
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send notice by mail at least forty-eight hours or by telephone at least twenty-
four hours before the meeting addressed to the Trustee at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.
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2.4  Quorum.    At any meeting of the Trustees a majority of the Trustees then
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in office shall constitute a quorum.  Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

2.5  Action by Vote.  When a quorum is present at any meeting, a majority of
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Trustees present may take any action, except when a larger vote is expressly required by law, by the Declaration of Trust or by these By-Laws.

2.6  Action by Writing.  Except as required by law, any action required or
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permitted to be taken at any meeting of the Trustees may be taken without a meeting if a majority of the Trustees (or such larger proportion thereof as shall be required by any express provision of the Declaration of Trust or these By-Laws) consent to the action in writing and such written consents are filed with the records of the meetings of the Trustees. Such consents shall be treated for all purposes as a vote taken at a meeting of Trustees.

2.7  Presence through Communications Equipment.  Except as required by law, the
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Trustees may participate in a meeting of Trustees by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE 3

                                   Officers

3.1  Enumeration; Qualification.  The officers of the Trust shall be a
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President, a Treasurer, a clerk, and such other officers, if any, as the
Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. If a Chairman of the Board is elected, he shall be a Trustee and may but need not be a Shareholder; and any other officer may be but none need be a Trustee or Shareholder. Any two or more offices may be held by the same person.

3.2  Election and Tenure.  The President, the Treasurer, the Clerk and such
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other officers as the Trustees may in their discretion from time to time elect shall each be elected by the Trustees to serve until his successor is elected or qualified, or until he sooner dies, resigns, is removed or becomes disqualified. Each officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

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3.3  Powers.  Subject to the other provisions of these By-Laws, each officer
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shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

3.4  President and Vice Presidents.  The President shall have the duties and
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powers specified in these By-Laws and shall have such other duties and powers as may be determined by the Trustees.

Any Vice Presidents shall have such duties and powers as shall be designated from time to time by the Trustees.

3.5  Chief Executive Officer.  The Chief Executive Officer of the Trust shall be
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the Chairman of the Board, the President or such other officer as is designated by the Trustees and shall, subject to the control of the Trustees, have general charge and supervision of the business of the Trust, and except as the Trustees shall otherwise determine, preside at all meetings of the stockholders and of the Trustees. If no such designated is made, the President shall be the Chief Executive Officer.

3.6  Chairman of the Board.  If a Chairman of the Board of Trustees is elected,
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he shall have the duties and powers specified in these By-Laws and shall have such other duties and powers as may be determined by the Trustees.

3.7  Treasurer.  The Treasurer shall be the chief financial and accounting
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officer of the Trust, and shall, subject to the provisions of the Declaration of
Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the trustees or by the President.

3.8  Clerk.  The Clerk shall record all proceedings of the Shareholders and the
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Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Clerk from any meeting of the Shareholders or Trustees, an assistant Clerk, or if there be none or if he is absent, a temporary clerk chosen at such meeting shall record the proceedings thereof in the aforesaid books.

3.9  Resignations and Removals.  Any officer may resign at any time by written
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instrument signed by him and delivered to the President or the Clerk or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer or without cause. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his registration or removal,

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or any right to damages on account of such removal.

                                   ARTICLE 4

                                Indemnification

4.1  Trustees, Officers etc.    The Trust shall indemnify each of its Trustees
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and officers (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as a Trustee or officer or by reason of his being or having been such a Trustee or officer, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interest of the Trust and except that no Covered Person shall be indemnified against any liability to the Trust or its Shareholders to which such Covered Person would otherwise be subject by reason or willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct or such Covered Person's office. Expenses, including counsel fees so incurred by any such Covered Person, may be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding on the condition that the amounts so paid shall be repaid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article.

4.2  Compromise Payment.  As to any matter disposed of by a compromise payment
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by any such Covered Person referred to in Section 4.1 above, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Trust, after notice that it involved such indemnification, (s) by a disinterested majority disinterested Trustees then in office; or by any disinterested person or persons to whom the question may



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be referred by the Trustees, provided that in the case of approval pursuant to clause (b) or (c) there has been obtained an opinion in writing of independent legal counsel to the effect that such Covered person appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust and that such indemnification would not protect such person against any liability to the Trust or its Shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of office; or (d) by vote of Shareholders holding a majority of the Shares entitled to vote thereon, exclusive of any Shares beneficially owned by nay interested Covered Person. Approval by the Trustees pursuant to clause (a) or (b) or by any disinterested person or persons pursuant to clause (c) of this Section shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with any of such clauses as indemnification if such Covered person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

4.3  Indemnification Not Exclusive.    The right of indemnification hereby
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provided shall not be exclusive of or affect any other rights to which any such
Covered Person may be entitled. As used in this Article 4, the term "Covered Person" shall include such person's heirs, executors and administrators; an "interested Covered Person" is one against whom the action, suit or other proceeding in question or another action, suite or other proceeding on the same or similar grounds is then or has been pending; and a "disinterest Trustee" or "disinterested person" is a Trustee or a person against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other person may be entitled by contract or other wise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

                                   ARTICLE 5

                                    Reports

5.1  General.    The Trustees and officers shall render reports at the time and
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in the manner required by the Declaration of Trust or any applicable Law.
Officers shall render such

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additional reports as they may deem desirable or as may from time to time be required by the Trustees.

                                   ARTICLE 6

                                  Fiscal Year

6.1  General.    Except as from time to time otherwise provided by the Trustees,
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the fiscal year of the Trust shall end on December 31 in each year.

                                   ARTICLE 7

                                      Seal

7.1  General.    The seal of the Trust shall consist of a flat-faced die with
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the word "Massachusetts," together with the name of the Trust and the year of its organization, cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                   ARTICLE 8

                              Execution of Papers

8.1  General.    Except as the Trustees may generally or in particular cases
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authorize the execution thereof in some other manner, all checks, notes, drafts and other obligations and all registration statements and amendments thereto and all applications and amendments thereto to the Securities and Exchange Commission shall be signed by the Chairman, if any, the President, any Vice President or the Treasurer or any of such other officers or agents as shall be designated for that purpose by a vote of the Trustees.

                                   ARTICLE 9

           Provisions Relating to the Conduct of the Trust's Business

9.1  Certain Definitions.  When used herein the following words shall have the
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following meanings:  "Distributor" shall mean any one or more corporations, firms or associations which have distributor's contracts in effect with this Trust providing that redeemable shares issued by this Trust shall be offered and sold by such Distributor. "Adviser" shall mean any one or more corporations, firms or associations which may at the time have an advisory or management contract with this Trust as contemplated by the Declaration of Trust of this Trust.

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9.2  Limitation on Dealings with Officers or Trustees.    The Trust will not
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lend any of its assets to the Distributor or Adviser or to any officer or director of the Distributor or Adviser or to any officer or Trustee of this Trust and shall not permit any officer or Trustee, or any officer or director of the Distributor or Adviser, to deal for or on behalf of the Trust with himself as principal or agent, or with any partnership, association or corporation in which he has a financial interest; provided that the foregoing provisions shall not prevent (s) officers and Trustees of the Trust from buying, holding or selling shares in the Trust, or from being partners, officers or directors of or otherwise financially interested in the Distributor or the Adviser; (b) purchases or sales of securities or other property if such transaction is permitted by or is exempt or exempted from the provisions of the Investment Company Act of 1940, as amended, and if such transaction does not involve any commission or profit to any security dealer who is, or one or more of whose partners, shareholders, officers, trustees or directors is, an officer, Trustee or director of the Trust or of the Distributor or Adviser; (c) employment of legal counsel or any registrar, transfer agent, dividend disbursing agent or custodian who is, or has a partner, shareholder, officer or director who is, and officer of Trustee of the Trust; (d) sharing statistical, research, legal and management expenses and office hire and expenses with any other investment company in which an officer or otherwise financially interested.

9.3  Limitation on Dealing in Securities of the Trust by Officers, Trustees,
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Distributor or Adviser.    Neither the Distributor nor Adviser, nor any officer,
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Trustee or director of this Trust or of the Distributor or Adviser shall take long or short positions in securities issued by this Trust, provided, however, that:

     (a) The Distributor may purchase from this Trust shares issued by this Trust if the orders to purchase from this Trust are entered with this Trust by the Distributor upon receipt by the Distributor of purchase orders for shares of this Trust and such purchases are not in excess of purchase orders received by the Distributor.

     (b) The Distributor may as agent for this Trust buy securities issues by this Trust offered for sale by other persons.

     (c) Any officer, Trustee or director of this Trust or of the Distributor or Adviser may at any time, or from time to time, purchase from this trust or from the Distributor shares issued by this Trust at the price available to the public or to such officer, Trustee or director in accordance with and to the extent permitted by the effective prospectus and statement of additional information at the moment of such purchase or, to the extent that such person is a shareholder, at the price available to shareholders of the Trust generally at the moment of such purchase, no such purchase to be in contravention of any applicable state or federal requirement.

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9.4  Securities and Cash of this Trust to be Held by Custodian Subject to
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Certain Terms and Conditions.
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     (a) All securities and cash owned by this Trust shall, as hereinafter provided, be held by or deposited with a bank or trust company having (according to its last published report) not less than $5,000,000 aggregate capital, surplus and undivided profits (which bank or trust company is hereinafter referred to as "Custodian"), provided such a Custodian can be found ready and willing to act.

     (b) This Trust shall enter into a written contract with the Custodian regarding the powers, duties and compensation of the Custodian with respect to the cash and securities of this Trust held by the Custodian. Said contract and all amendments thereto shall be approved by the board of trustees of this Trust.

     (c) This Trust shall upon the resignation or inability to serve of its Custodian or upon change of the Custodian:

           (i) in case of such resignation or inability to serve, use its best efforts to obtain a successor Custodian;

           (ii) require that the cash and securities owned by this Trust be delivered directly to the successor Custodian; and

           (iii) in the event that no successor Custodian can be found, submit to the shareholders, before permitting delivery of the cash securities owned by this Trust otherwise than to a successor Custodian, the question whether this Trust shall be liquidated or shall function without a Custodian.

9.5  Determination of Net Asset Value.  The Trustees or any officer or officers
     --------------------------------
or agent or agents of the Trust designated from time to time for this purpose by the Trustees shall determine at least once daily the net income and the value of all the assets attributable to any class or series of shares of the Trust on each day on which the New York Stock Exchange is open for unrestricted trading and at such other times as the Trustees shall designate. In determining asset values, all securities for which representative market quotation are readily


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available shall be valued at market value and other securities and assets shall be valued at fair value, all as determined in good faith by the Trustees or an officer or officers or agent or agents, as aforesaid, in accordance with account principles generally accepted at the time. Notwithstanding the foregoing, the assets belonging to any class or series of shares of the Trust may, if so authorized by the Trustees, be valued in accordance with the amortized cost method, subject to the power of the Trustees to alter the method for determining asset values. The value of such assets so determined, less total liabilities belonging to that class or series of shares (exclusive or capital stock and surplus) shall be the net asset value until a new asset value is determined by the Trustees or such officers or agents may include in liabilities such reserves for taxes, estimated accrued expenses and continue and contingencies in accordance with accounting principles generally accepted at the time as the Trustees or such officers or agents may in their best judgment deem fair and reasonable under the circumstances. The manner of determining net asset value may from time to time be altered as necessary or desirable in the judgment of the Trustees to conform it to any other method prescribed or permitted by applicable law or regulation. Determinations of net asset value made by the Trustees or such officers or agents in good faith shall be binding on all parties concerned. The foregoing sentence shall not be construed to protect any Trustee, officer or agent of the Trust against any liability to the Trust or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                   ARTICLE 10

                           Amendments to the By-Laws

10.1    General.    These By-Laws may be amended or repealed, in whole or in
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part, by a majority of the Trustees then in office at any meeting of the
Trustees.



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